Exhibit 15.1

Consent of independent registered public accounting firm

Celyad Oncology SA

Mont-Saint-Guibert, Belgium

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-220285 and No. 333-248464) and Form S-8 (No. 333-220737) of Celyad SA of our report dated March 24, 2020, relating to the consolidated financial statements which appears in this Annual Report on Form 20-F.

BDO Réviseurs d’Entreprises SCRL

On behalf of it,

Bert Kegels

/s/ Bert Kegels

Zaventem, Belgium
March 24, 2021